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                                                                     Exhibit 4.1
                                                                     -----------

                            The Interlake Corporation
                              550 Warrenville Road
                           Lisle, Illinois 60532-4307


                                December 5, 1998




The First National Bank of Chicago
One First National Plaza, Suite 0126
Chicago, Illinois  60670
Attention:  Corporate Trust Department
            Trust Officer

            Re:  Amendment to the Rights Agreement
                 ----------------------------------

Ladies and Gentlemen:

                  Pursuant to Section 26 of the Rights Agreement (the "Rights Agreement"), dated January 26, 1989, as amended, between The Interlake Corporation (the "Company") and The First National Bank of Chicago, as rights agent, the Company, by resolution adopted by its Board of Directors, hereby amends the Rights Agreement as follows:


                  1. Section 1(n) of the Rights Agreement is hereby amended by adding the following new Section 1(nn) immediately thereafter:

                  (hh) "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of December 5, 1998, among GKN plc, a United Kingdom corporation, GKN North America Manufacturing, Incorporated, a Delaware corporation ("Parent"), GKN North America Manufacturing, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the "Purchaser") and the Company.

                  2. Section 1 of the Rights Agreement is hereby amended by adding the following new paragraph at the end of that Section:

                           Notwithstanding anything in this Agreement to the
                  contrary, none of Parent, the Purchaser, any of their Affiliates or Associates or any of their permitted assignees or transferees shall be deemed an Acquiring Person, and none of a Distribution Date, a Share


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The First National Bank of Chicago
December 5, 1998
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                  Acquisition Date or a Triggering Event shall be deemed to
                  occur or to have occurred, in each such case, by reason of the approval, execution or delivery of the Merger Agreement, the consummation of the Merger or the Offer (each as defined in the Merger Agreement) or the consummation of the other transactions contemplated by the Merger Agreement.

                  3. Section 1(j) of the Rights Agreement is hereby amended to read in its entirety as follows:

                  (j) "Expiration Date" shall mean the earliest of (i) the Close of Business on the final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, and (iii) immediately prior to the Effective Time (as defined in the Merger Agreement).

                  4. Section 1(k) of the Rights Agreement is hereby amended in its entirely as follows:

                  (k) "Final Expiration Date" shall mean June 30, 1999.

                  5. The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment to the Rights Agreement, but shall remain in full force and effect.

                  6. Capitalized terms used without other definition in this Amendment to the Rights Agreement shall be used as defined in the Rights Agreement.

                  7. This Amendment to the Rights Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  8. This Amendment to the Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  9. This Amendment to the Rights Agreement shall be effective as of, and immediately prior to, the execution and delivery of the Merger Agreement, and all references to the

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The First National Bank of Chicago
December 5, 1998
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Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

                  10. Exhibits B and C to the Rights Agreement shall be deemed amended in a manner consistent with this Amendment to the Rights Agreement.


                                             Very truly yours,

                                             THE INTERLAKE CORPORATION


                                             By: /s/ Stephen R. Smith
                                                 -------------------------------
                                                 Name: Stephen R. Smith
                                                 Title: Vice President,
                                                        Secretary and
                                                        General Counsel

Accepted and agreed to as of the
effective time specified above:

THE FIRST NATIONAL BANK OF CHICAGO


By: /s/ Peter Sablich
    ---------------------------------------
    Name: Peter Sablich
    Title: Vice President